                                                                   EXHIBIT 10.23


                             TERMINATION AGREEMENT
                             ---------------------

     THIS TERMINATION AGREEMENT, dated as of ________________ is made and entered into by and between McKESSON CORPORATION, a Delaware corporation with its principal office at One Post Street, San Francisco, California (the "Company"), and ________________ ("Executive").


                                R E C I T A L S
                                - - - - - - - -

     A. Company desires to enter into an agreement with Executive whereby severance benefits will be paid to Executive on change in control of the Company and consequent actual or constructive termination of Executive's employment.

     B. This Agreement sets forth the severance benefits which the Company agrees that it will pay to the Executive if Executive's employment with the Company terminates under one of the circumstances described herein following a Change in Control of the Company.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1.   Term of Agreement.  This Agreement shall be effective immediately on
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the date hereof and shall continue in effect through ____________;
provided, however, that commencing on January 1, 19__ and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, that notwithstanding any such notice by the Company not to extend, this Agreement shall automatically be extended for 24 months beyond the term provided herein if a Change in Control, as defined in Section 3 of this Agreement has occurred during the term of this Agreement.

     2.   Effect on Employment Rights.  This Agreement is not part of any
          ---------------------------
employment agreement that the Company and Executive may have entered into. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate Employee's employment at any time prior to a Change in Control for any reason, with or without cause.

     Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company (as defined below), Executive will remain in the employ of the Company during the pendency of any such potential change in control and for a period of one year after the occurrence of an actual Change in Control. For this purpose, a "potential change in control of the Company" shall be deemed to have occurred if
(a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (b) any person (including the Company) publicly announces an intention to take or consider taking action which if consummated would constitute a Change in Control or (c) the Board of Directors of the Company (the "Board") adopts a resolution to the effect that a potential change in control of the Company has occurred.

     3.   Change in Control.  For purposes of this Agreement, a "Change in
          -----------------
Control" of the Company shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall occur:

          (a) any "person" (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which, in the judgment of the Compensation Committee of the Board, the holders of the Company's Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

     4.   Termination of Employment Following a Change in Control.  Executive
          -------------------------------------------------------
shall be entitled to the benefits provided in Section 5 hereof upon the subsequent termination of Executive's employment by the company within two years after a Change in Control which occurs during the term of this Agreement, provided such termination is (a) by the Company other than for Cause, as defined below, or (b) by Executive for Good Reason, as defined below. Executive shall not be entitled to the benefits of Section 5, any other provision of the Plan to the contrary notwithstanding, if Executive's employment terminates: (i) pursuant to a mandatory retirement policy in effect prior to the Change in Control, (ii) by reason of Executive's death or (iii) by reason of Executive's total and permanent disability. As used herein, "total and permanent disability" means a condition which prevents Executive from performing to a significant degree the essential duties of his or her position and is expected to be of long-term duration or result in death. A determination of total and permanent disability must be based on competent medical evidence.

          (a)  Cause.
               -----

          (i)  Definition. Termination by the Company of Executive's employment
               ----------
     for Cause shall mean termination upon Executive's willful engaging in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company or its subsidiaries. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose of making a determination of whether Cause for termination exists (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of misconduct as set forth above in this subsection 4 and specifying the particulars thereof in detail.

          (ii) Remedy by Executive.  If the Company gives Executive a Notice of
               -------------------
     Termination which states that the basis for terminating Executive's employment is Cause, Executive shall have ten days after receipt of such Notice to remedy the facts and circumstances which provided Cause. The Board (or any duly authorized Committee thereof) shall make a good faith reasonable determination immediately after such ten-day period whether such facts and circumstances have been remedied and shall communicate such determination in writing to Executive. If the Board determines that adequate remedy has not occurred, then the initial Notice of Termination shall remain in effect.

          (b)  Good Reason.  After a Change in Control, Executive may terminate
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     employment with the Company at any time during the term of this Agreement if Executive has made a good faith reasonable determination that Good Reason exists for this termination.

               (i)  Definition.  For purposes of this Agreement, "Good Reason"
                    ----------
          shall mean any of the following actions, if taken without the express written consent of Executive:

               A. any material change by the Company in Executive's functions, duties, or responsibilities which change would cause Executive's position with the Company to become of less dignity, responsibility, importance, or scope from the position and attributes that applied to

          Executive immediately prior to the Change in Control;

               B. any significant reduction in Executive's base salary, other than a reduction effected as part of an across-the-board reduction affecting all executive employees of the Company;

               C. any material failure by the Company to comply with any of the provisions of this Agreement (or of any employment agreement between the parties);

               D. the Company's requiring Executive to be based at any office or location more than 25 miles from the office at which Executive is based on the date immediately preceding the Change in Control, except for travel reasonably required in the performance of Executive's responsibilities and commensurate with the amount of travel required of Executive prior to the Change in Control; or

               E. any failure by the Company to obtain the express assumption of this Agreement by any successor or assign of the Company.

               Executive's right to terminate employment for Good Reason pursuant to this subsection 4 shall not be affected by Executive's incapacity due to physical or mental illness.

               (ii) Remedy by Company.  If Executive gives the Company a Notice
                    -----------------
          of Termination which states that the basis for Executive's termination of employment is Good Reason, the Company shall have ten days after receipt of such Notice to remedy the facts and circumstances which provided Good Reason. Executive shall make a good faith reasonable determination immediately after such ten-day period whether such facts and circumstances have been remedied and shall communicate such determination in writing to the Company. If Executive determines that adequate remedy has not occurred, then the initial Notice of Termination shall remain in effect.

               (iii)  Determination by Executive Presumed Correct.  Any
                      -------------------------------------------
          determination by Executive pursuant to this Section 4 that Good Reason exists for Executive's termination of employment and that adequate remedy has not occurred shall be presumed correct and shall govern unless the party contesting the determination shows by a clear preponderance of the evidence that it was not a good faith reasonable determination.

               (iv)  Severance Payment Made Notwithstanding Dispute.
                     ----------------------------------------------
          Notwithstanding any dispute concerning whether Good Reason exists for termination of employment or whether adequate remedy has occurred, the Company shall immediately pay to Executive, as specified in Section
          5, any amounts otherwise due under this Agreement. Executive may be required to repay such amounts to the Company if any such dispute is finally determined adversely to Executive.

          (c)  Notice of Termination.  Any termination of Executive's employment
               ---------------------
     by the Company or by Executive hereunder shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provisions in this Agreement relied upon and which sets forth (i) in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (ii) the date of Executive's termination of employment, which shall be no earlier than 10 days after such Notice is received by the other party. Any purported termination of the Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement shall not be effective. In the case of a termination for Cause, the Notice of Termination shall also satisfy the requirements set forth in Section 4B.

     5.   Severance Payment Upon Termination of Employment.  If Executive's
          ------------------------------------------------
employment with the Company is terminated during the term of this Agreement and after a Change in Control (a) by the Company other than for Cause, or (b) by Executive for Good Reason, then Executive shall be entitled to the following:

          (a) The Company shall immediately pay to Executive in a cash lump sum an amount equal to (i) 2.99 multiplied by Executive's "base amount" determined pursuant to section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), less (ii) any other amount which constitutes a "parachute payment" to Executive as defined in section 280G(b)(2) of the Code.

          (b) The Company shall continue Executive's coverage in the health and welfare benefit plans in which Executive was a participant as of the date of Executive's termination of employment for the period of time with respect to which Executive would be entitled to payments under the Company's executive severance policy if Executive's termination of employment were covered by such policy.

          (c) Executive shall continue to accrue benefits under the Executive Benefit Retirement Plan for the period of time with respect to which Executive would be entitled to payments under the Company's executive severance policy if Executive's termination of employment were covered by such policy. In addition, if Executive is age 55 or more and has 15 or more years of service (as determined under such Plan on the date of Executive's termination of employment), then such termination shall automatically be deemed to be an "Approved Retirement" under the terms of such Executive Benefit Retirement Plan.

     6.   Section 280G Cap.  It is the intent of the parties hereto that no
          ----------------
amount payable pursuant to the terms of this Agreement shall cause any payment or transfer by the Company to or for the benefit of Executive, whether paid or payable (or transferred or transferable) pursuant to the terms of this Agreement or otherwise (a "Payment"), to be subject to taxation under section 4999 of the Code and as an "excess parachute payment" as defined in section 280G of the Code. In the event that the last independent auditors selected by the Board prior to the termination of Executive under this Agreement (the "Auditors") determine that any such item constitutes an "excess parachute payment," and that the limitation of this Section 6 would result in a larger after-tax benefit to Executive, then Executive may (but is not required to) irrevocably elect to relinquish or not exercise any payments or benefits available to Executive under any plan, contract or program before the payment or enjoyment thereof in order to limit such payments or benefits for the purpose of (i) eliminating any "excess parachute payment" or (ii) causing Executive to become eligible to receive all or any portion of the cash payment that would be made pursuant to
Section 5 of this Agreement if Executive had no "parachute payments" as defined in section 280G(b)(2) of the Code. For purposes of these calculations, (i) all amounts received in connection with Executive's employment by the Company or to be received by Executive in connection with a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (including but not limited to payments or benefits that Executive becomes entitled to in connection with a "Change in Control" as defined in Section 3 hereof) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, except to the extent that such amounts are (A) relinquished pursuant to the preceding sentence or (B) identified in the written opinion of independent tax counsel selected by the Auditors and approved by Executive (which approval shall not be unreasonably withheld) as not constituting parachute payments or excess parachute payments (in whole or in part), or as representing reasonable compensation for personal services to be rendered or actually rendered before the Change in Control in excess of the base amount, within the meaning of section 280G(b)(4)(B) of the Code, and (ii) the value of any non-cash benefit or any deferred cash payment included in the calculations shall be determined by the Auditors in accordance with the principles of section 280G(d)(3) and (4) of the Code. The Company shall bear the expense of obtaining the opinion of the independent tax counsel referred to in the preceding sentence.

     7.    Damages.  Executive shall not be required to mitigate damages with
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respect to the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided under this Agreement be reduced by retirement benefits, deferred compensation or any compensation earned by Executive as a result of employment by another employer.

     8.    Successor to Company.  The Company shall require any successor or
           --------------------
assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     9.    Heirs of Executive.  This Agreement shall inure to the benefit of and
           ------------------
be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be so such designee, to Executive's estate.

     10.   Arbitration.  Any dispute, controversy or claim arising under or in
           -----------
connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this section in connection with Executive's termination of employment shall take place in San Francisco, California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements, not to exceed in the aggregate one percent (1%) of the net worth of the other party, in addition to any other relief to which he or it may be entitled.

     11.   Notice.  For purposes of this Agreement, notices and all other
           ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by messenger or in person, or when mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to
     the Company:   McKesson Corporation
                    One Post Street
                    San Francisco, CA 94104
                    Attention:  Office of the General Counsel

     If to
     the Executive: ___________________
                    c/o McKesson Corporation
                    One Post Street
                    San Francisco, CA 94104


or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     12.  Legal Costs.  The Company shall pay to Executive all reasonable
          -----------
attorneys' fees and necessary costs and disbursements incurred by or on behalf of Executive as a result of any dispute arising out of this Agreement. Such fees shall be either paid directly by the Company or reimbursed to Executive as soon as reasonably practicable after Executive has provided the Company with satisfactory evidence that Executive has incurred liability for and paid such fees. To the extent of any conflict, this section shall supersede the last sentence of Section 10 of this Agreement.

     13.  General Provisions.
          ------------------

     (a) Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or subject to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

     (b) This Agreement constitutes the entire agreement between the parties hereto in respect to the rights and obligations of the parties following a Change in Control. This Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between the parties (whether or not fully performed by Executive prior to the date hereof), which shall be of no further force or effect.

     (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

     (d) This Agreement may not be amended or modified except by a written instrument executed by the Company and Executive.

     (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               McKESSON CORPORATION
                                               A Delaware corporation



                                               By ___________________________



Attest:



By ______________________________
           Secretary


By the authority of the                        ______________________________
Compensation Committee of                                 Executive
the Board of Directors of
McKesson Corporation
on _______________.